                                 AMENDMENT NO. 2
                                       TO
                                CREDIT AGREEMENT


         THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT ("AMENDMENT") is dated as of August __, 2001, by and among WEIDER NUTRITION GROUP, INC., a Utah corporation ("BORROWER"); BANKERS TRUST COMPANY, a New York banking corporation (in its individual capacity, hereinafter referred to as "BTCO") and the other financial institutions signatories hereto; and BTCo, acting in its capacity as agent (in such capacity, hereinafter referred to as "AGENT") for itself and the other financial institutions from time to time parties to the Credit Agreement referred to herein below (each a "LENDER" and, collectively, the "LENDERS"). Capitalized terms used herein but not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

                                   WITNESSETH:

         WHEREAS, Borrower, Agent and Lenders have entered into that certain Credit Agreement dated as of June 30, 2000, as amended (the "CREDIT AGREEMENT"), pursuant to which Lenders have agreed to make certain loans and other financial accommodations to or for the account of Borrower; and

         WHEREAS, Borrower, Agent and Lenders have agreed to further amend the Credit Agreement, on the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the respective parties hereto hereby agree as follows:

         1. AMENDMENT TO CREDIT AGREEMENT. Effective upon satisfaction of the conditions precedent set forth in SECTION 2 below, and in reliance upon the representations and warranties of Borrower set forth herein and in the other Credit Documents, the Credit Agreement is hereby amended as follows:

                  1.1 SECTIONS 8.1 and 8.2, respectively, of the Credit Agreement are hereby deleted in their entirety and the following language is hereby substituted therefor:

                  8.1 CERTAIN FINANCIAL COVENANTS.

                           (a) FIXED CHARGE COVERAGE RATIO. Borrower shall not permit the Fixed Charge Coverage Ratio, as determined as of each date set forth below, for the twelve month period ending on such date, to be less than the ratio set forth below opposite such date:

                               DATE                             MINIMUM RATIO
                               ----                             -------------
                           August 31, 2001                       1.15 to 1.00

                           November 30, 2001                     1.15 to 1.00

                           February 28, 2002                     1.15 to 1.00

                           May 31, 2002                          1.15 to 1.00

                           August 31, 2002                       1.15 to 1.00

                           November 30, 2002                     1.05 to 1.00

                           February 28, 2003                     1.05 to 1.00

                           May 31, 2003                          1.05 to 1.00

                           August 31, 2003                       1.05 to 1.00

                           November 30, 2003 and the last day
                           of each fiscal quarter of Borrower
                           ending thereafter                     1.10 to 1.00

                           (b) LEVERAGE RATIOS.

                                    (i) Borrower shall not permit the Total
                  Leverage Ratio, as determined as of each date set forth below, for the twelve-month period ending on such date, to be greater than the ratio set forth below opposite date:

                               DATE                             MAXIMUM RATIO
                               ----                             -------------
                           August 31, 2001                       4.00 to 1.00

                           November 30, 2001                     3.40 to 1.00

                           February 28, 2002                     3.40 to 1.00

                           May 31, 2002                          3.45 to 1.00

                           August 31, 2002                       3.00 to 1.00

                           November 30, 2002                     2.85 to 1.00

                           February 28, 2003                     2.90 to 1.00

                           May 31, 2003                          2.90 to 1.00

                           August 31, 2003                       2.90 to 1.00

                           November 30, 2003                     2.90 to 1.00

                           February 29, 2004 and the
                           last day of each fiscal
                           quarter of Borrower ending
                           thereafter                            2.80 to 1.00

                                            (ii) Borrower shall not permit the
                           Senior Leverage Ratio, as determined as of each date set forth below, to be greater than the ratio set forth below opposite date:

                               DATE                             MAXIMUM RATIO
                               ----                             -------------
                           August 31, 2001                       3.30 to 1.00

                           November 30, 2001                     3.00 to 1.00

                           February 28, 2002                     2.80 to 1.00

                           May 31, 2002                          2.80 to 1.00

                           August 31, 2002                       2.80 to 1.00

                           November 30, 2002                     2.40 to 1.00

                           February 28, 2003                     2.40 to 1.00

                           May 31, 2003                          2.30 to 1.00

                           August 31, 2003                       2.30 to 1.00

                           November 30, 2003                     2.30 to 1.00

                           February 29, 2004 and the
                           last day of each fiscal
                           quarter of Borrower ending
                           thereafter                            2.10 to 1.00

                                    (c) INTEREST COVERAGE RATIO. Borrower shall
                           not permit the Interest Coverage Ratio, as determined as of each date set forth below for the twelve-month period ending on such date to be the less than the ratio set forth below opposite such date:

                               DATE                            MINIMUM RATIO
                               ----                            -------------
                           August 31, 2001                      2.15 to 1.00

                           November 30, 2001                    2.70 to 1.00

                           February 28, 2002                    2.75 to 1.00

                           May 31, 2002                         2.85 to 1.00

                           August 31, 2002                      3.10 to 1.00

                           November 30, 2002                    3.20 to 1.00

                           February 28, 2003                    3.25 to 1.00

                           May 31, 2003                         3.40 to 1.00

                           August 31, 2003                      3.80 to 1.00

                           November 30, 2003                    3.80 to 1.00


                                       3

                           February 28, 2004                    4.20 to 1.00

                           May 31, 2004                         4.20 to 1.00

                           August 31, 2004                      4.20 to 1.00

                           November 30, 2004 and the
                           last day of each fiscal
                           quarter of Borrower ending
                           thereafter                           4.70 to 1.00

                           8.2 CAPITAL EXPENDITURES. Borrower shall not and
                  shall not permit any of its Subsidiaries to, directly or indirectly, make payments for Capital Expenditures in any fiscal year of Borrower, in the aggregate for Borrower and its Subsidiaries combined, in excess of (a) in the case of the fiscal year of Borrower ending as of May 31, 2002, $3,000,000, and (b) in the case of each fiscal year of Borrower ending thereafter, $2,000,000 (the foregoing permitted amounts, with respect to any fiscal year of Borrower, being herein referred to as the "CAPEX BASE AMOUNT" for such fiscal year); PROVIDED that if, in any fiscal year, the aggregate amount of actual Capital Expenditures made by Borrower and its Subsidiaries is less than the Capex Base Amount for such fiscal year (the amount by which the Capex Base Amount for any fiscal year exceeds the actual Capital Expenditures made by Borrower and its Subsidiaries in such fiscal year being herein referred to as the "AVAILABLE CAPEX CARRY-OVER AMOUNT" for such fiscal year), then Borrower and its Subsidiaries may make Capital Expenditures in the immediately succeeding fiscal year in an aggregate amount up to the sum of (i) the Capex Base Amount for such immediately succeeding fiscal year and (ii) fifty percent (50%) of the Available Capex Carry-Over Amount for the immediately preceding fiscal year; PROVIDED, FURTHER, that Capital Expenditures made by Borrower or any of its Subsidiaries in such immediately succeeding fiscal year shall first be charged against the Capex Base Amount for such fiscal year and shall only thereafter be charged against the portion of the Available Capex Carry-Over Amount, if any, from the immediately preceding fiscal year.

         2. CONDITIONS PRECEDENT. This Amendment shall become effective as of the date hereof upon satisfaction in full of each of the following conditions:

                  (a) Agent shall have received a copy of this Amendment, duly executed and delivered by each of the Credit Parties and the Majority Lenders, together with all other acknowledgments and/or consents, if any, requested by it, each of which shall be in form and substance satisfactory to Agent;

                  (b) Borrower shall have (i) requested a Borrowing in the amount of $3,000,000, and (ii) authorized and directed Agent to repay the Term Loans in the full amount of the proceeds thereof and to apply such repayment to reduce the then remaining scheduled installments of principal on the Term Loans in the inverse order of their maturity; and

                           (c) Agent shall have received in immediately available Dollars for the ratable account of the Lenders an amendment fee in the amount of $83,375.00.

         3. REPRESENTATIONS, WARRANTIES AND COVENANTS.

                  3.1 Borrower hereby represents and warrants to Agent and each of the Lenders that, after giving effect to this Amendment:

                  (a) All representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the date of this Amendment, in each case as if then made, other than representations and warranties that expressly relate solely to an earlier date (in which case such representations and warranties remain true and correct in all material respects on and as of such earlier date, except for changes permitted by the Credit Agreement);

                  (b) No Default or Event of Default has occurred which is continuing;

                  (c) This Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms, except as such enforceability may be limited by (i) the effect of any applicable bankruptcy, insolvency reorganization, moratorium or similar laws affecting creditors' rights generally and
         (ii) general principles of equity; and

                  (d) The execution and delivery of this Amendment does not require the consent or approval of any Person.

                  3.2 Notwithstanding anything to the contrary contained in the Credit Agreement and any of the other Credit Documents, Borrower hereby covenants and agrees with the Agent and each of the Lenders that, (a) in addition to any other mandatory repayments of the Loans required pursuant to the terms and provisions of the Credit Agreement and the other Credit Documents, on the date upon which Borrower or any Subsidiary of Borrower (including, without limitation, any such Subsidiary incorporated or otherwise organized outside of the United States or any territory thereof) receives any cash proceeds of the sale or other disposition (net of costs and expenses, and repayments of Indebtedness, in each case resulting therefrom or required in connection therewith) of all or substantially all of the assets and/or Capital Securities of any direct or indirect Subsidiary of Borrower (including, without limitation, any such Subsidiary incorporated or otherwise organized outside of the United States or any territory thereof), Borrower shall immediately deposit or cause such net cash proceeds to be immediately deposited into the BT Account for application to the Loans as follows: FIRST, in repayment of the aggregate then outstanding principal balance of the Term Loans, in an amount up to $10,000,000 (such repayment of the Term Loans to be applied to reduce the then remaining scheduled installments of principal on the Term Loans in the inverse order of their maturity), and, SECOND, with respect to any such net cash proceeds remaining after such application, (i) in repayment of the aggregate then outstanding principal balance of the Term Loans in the amount of 50% of such remaining net cash proceeds (such repayment of the Term Loans to be applied to reduce the then remaining scheduled installments of principal on the Term Loans in the inverse order of their maturity), and (ii) in repayment of the aggregate then outstanding principal balance of the Revolving Loans, in the amount of 50% of such remaining net cash proceeds.

         4. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS.

                  4.1 Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference in each of the other Credit Documents to the "Credit Agreement" shall in each case mean and be a reference to the Credit Agreement as amended hereby.

                  4.2 Except as expressly set forth herein, (i) the execution and delivery of this Amendment shall in no way affect any of the respective rights, powers or remedies of Agent or any of the Lenders with respect to any Default or Event of Default nor constitute a waiver of any provision of the Credit Agreement or any of the other Credit Documents and (ii) all of the respective terms and provisions of the Credit Agreement, the other Credit Documents and all other documents, instruments, amendments and agreements executed and/or delivered by Borrower pursuant thereto or in connection therewith shall remain in full force and effect and are hereby ratified and confirmed in all respects. The execution and delivery of this Amendment by Agent and the respective Lenders shall in no way obligate Agent or any of the Lenders, at any time hereafter, to consent to any other amendment or modification of any term or provision of the Credit Agreement or any of the other Credit Documents, whether of a similar or different nature.

         5. GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AMENDMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

         6. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

         7. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Any such counterpart which may be delivered by facsimile transmission shall be deemed the equivalent of an originally signed counterpart and shall be fully admissible in any enforcement proceedings regarding this Amendment.

                 - REMAINDER OF PAGE INTENTIONALLY LEFT BLANK -
                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first set forth above.

                                BORROWER:

                                WEIDER NUTRITION GROUP, INC., a
                                Utah corporation

                                By:
                                       ----------------------------
                                Name:
                                       ----------------------------
                                Title:
                                       ----------------------------

                                AGENT:


                                BANKERS TRUST COMPANY, in its capacity as Agent

                                By:
                                       ----------------------------
                                Name:
                                       ----------------------------
                                Title:
                                       ----------------------------

                                LENDERS:

                                BANKERS TRUST COMPANY

                                By:
                                       ----------------------------
                                Name:
                                       ----------------------------
                                Title:
                                       ----------------------------


                                DIME COMMERCIAL CORP.

                                By:
                                       ----------------------------
                                Name:
                                       ----------------------------
                                Title:
                                       ----------------------------


                                KEY BANK NATIONAL ASSOCIATION

                                By:
                                       ----------------------------
                                Name:
                                       ----------------------------
                                Title:
                                       ----------------------------


                                LASALLE BANK NATIONAL ASSOCIATION

                                By:
                                       ----------------------------
                                Name:
                                       ----------------------------
                                Title:
                                       ----------------------------


                                US BANK NATIONAL ASSOCIATION

                                By:
                                       ----------------------------
                                Name:
                                       ----------------------------
                                Title:
                                       ----------------------------


                                ZIONS FIRST NATIONAL BANK

                                By:
                                       ----------------------------
                                Name:
                                       ----------------------------
                                Title:
                                       ----------------------------

                                 ACKNOWLEDGMENT

         Reference is hereby made to that certain Subordination Agreement dated as of June 30, 2000 (the "SUBORDINATION AGREEMENT"), executed by the undersigned, WYNNCHURCH CAPITAL PARTNERS, L.P., a Delaware limited partnership, and WYNNCHURCH CAPITAL PARTNERS CANADA, L.P., an Alberta limited partnership (collectively, the "SUBORDINATED HOLDERS"), in favor of BANKERS TRUST COMPANY, a New York banking corporation, acting in its capacity as Agent for the Lenders from time to time under the Credit Agreement referred to in the foregoing Amendment No. 2 to Credit Agreement (the "AMENDMENT").

         Each Subordinated Holder hereby acknowledges (i) receipt of a copy of the Amendment and (ii) that the terms and provisions thereof do not affect in any way the obligations and liabilities of such Subordinated Holder under the Subordination Agreement or any of the other Credit Documents, all of which obligations and liabilities remain in full force and effect and each of which is hereby reaffirmed.

                                  WYNNCHURCH CAPITAL PARTNERS, L.P.

                                  By:      Wynnchurch Partners, L.P.
                                  Its:     General Partner

                                           By:      Wynnchurch Management, Inc.

                                           By:
                                                 ----------------------------
                                           Name:
                                                 ----------------------------
                                           Title:
                                                 ----------------------------


                                  WYNNCHURCH CAPITAL PARTNERS
                                  CANADA, L.P.

                                  By:      Wynnchurch Partners Canada, L.P.
                                  Its:     General Partner

                                           By:      Wynnchurch Canada, GP, Inc.

                                           By:
                                                 ----------------------------
                                           Name:
                                                 ----------------------------
                                           Title:
                                                 ----------------------------


Dated as of August __, 2001

                                 ACKNOWLEDGMENT

         Reference is hereby made to that certain Guaranty dated as of June 30, 2000 (the "GUARANTY"), executed by the undersigned, WEIDER NUTRITION INTERNATIONAL, INC., a Delaware corporation ("WNI"), in favor of BANKERS TRUST COMPANY, a New York banking corporation, acting in its capacity as Agent for the Lenders from time to time under the Credit Agreement referred to in the foregoing Amendment No. 2 to Credit Agreement (the "AMENDMENT").

         WNI hereby acknowledges (i) receipt of a copy of the Amendment and (ii) that the terms and provisions thereof do not affect in any way the obligations and liabilities of WNI under the Guaranty or any of the other Credit Documents, all of which obligations and liabilities remain in full force and effect and each of which is hereby reaffirmed.

                                    WEIDER NUTRITION INTERNATIONAL, INC.



                                    By:
                                          ----------------------------
                                    Name:
                                          ----------------------------
                                    Title:
                                          ----------------------------



Dated as of August __, 2001

                                 ACKNOWLEDGMENT

         Reference is hereby made to that certain Guaranty dated as of June 30, 2000 (the "GUARANTY"), executed by the undersigned, WEIDER HOLDINGS (INTERNATIONAL), INC., a Delaware corporation ("WHI"), in favor of BANKERS TRUST COMPANY, a New York banking corporation, acting in its capacity as Agent for the Lenders from time to time under the Credit Agreement referred to in the foregoing Amendment No. 2 to Credit Agreement (the "AMENDMENT").

         WHI hereby acknowledges (i) receipt of a copy of the Amendment and (ii) that the terms and provisions thereof do not affect in any way the obligations and liabilities of WHI under the Guaranty or any of the other Credit Documents, all of which obligations and liabilities remain in full force and effect and each of which is hereby reaffirmed.

                                    WEIDER HOLDINGS (INTERNATIONAL), INC.



                                    By:
                                          ----------------------------
                                    Name:
                                          ----------------------------
                                    Title:
                                          ----------------------------

Dated as of August __, 2001